November 1, 2004


Dear Flatbush Federal Bancorp, Inc. Stockholder:

We recently mailed you proxy materials in connection with our upcoming Special Meeting of Stockholders to be held on November 19, 2004. According to our records, we have not yet received your proxy.

It is very important that your shares are voted, regardless of the number of shares you own.

Please take a moment to VOTE your shares by returning your proxy in the envelope provided. If your shares are held with a broker or bank, you can also vote by telephone or the internet by following instructions enclosed with the proxy materials. Our Board of Directors recommends a vote "FOR" the proposal.

Please disregard this letter if you already voted your shares. Thank you for your cooperation and support.


                                                   Sincerely,




                                                   Anthony J. Monteverdi
                                                   Chairman of the Board,
                                                   President and Chief Executive
                                                   Officer





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TIME IS RUNNING OUT!!!

Dear Shareholder,

Our Special Meeting of Shareholders, scheduled for
November 19, 2004, is coming up very quickly.

Please VOTE your shares IMMEDIATELY.

We THANK YOU for your support.
          - Flatbush Federal Bancorp, Inc.